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                                                                   EXHIBIT 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
  FelCor Suites Hotels, Inc.

We consent to the incorporation by reference in this registration statement of FelCor Suite Hotels, Inc. on Form S-3 (File No. _____) of our report dated January 22, 1997, except as to the information presented in the second paragraph of Note 5, the first paragraph of Note 6 and Note 17 for which the date is March 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of FelCor Suite Hotels, Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995 and the period from July 28, 1994 (inception of operations) through December 31, 1994 and our report dated January 22, 1997, except as to the information presented in Note 7 for which the date is February 21, 1997, on our audits of the financial statements of DJONT Operations, L.L.C. as of December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995 and the period from July 28, 1994 (inception of operations) through December 31, 1994, which reports are included in the Annual Report on Form 10-K.

We also consent to the reference to our firm under the caption "Experts".


                                    /s/ COOPERS & LYBRAND L.L.P.


Dallas, Texas
April 22, 1997